EXHIBIT 99.1

                              SWAN MAGNETICS, INC.
                 (A Subsidiary of Internet Venture Group, Inc.)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1999
                                -----------------

To the Board of Directors
and Shareholders of
Swan Magnetics, Inc.
(A subsidiary of Internet Venture Group, Inc.)

                         INDEPENDENT ACCOUNTANTS' REPORT
                         -------------------------------

         We have audited the accompanying consolidated balance sheet of Swan Magnetics, Inc. (a subsidiary of Internet Venture Group, Inc.) as of December 31, 1999, and the related consolidated statements of operations, shareholders' deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Swan Magnetics, Inc. as of December 31, 1999, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

         As discussed in Note 1 to the consolidated financial statements, a majority of the Company was acquired by Internet Venture Group, Inc., effective June 28, 2000.


                                                    /s/ MOHLER, NIXON & WILLIAMS
                                                        MOHLER, NIXON & WILLIAMS
                                                         Accountancy Corporation
Campbell, California
April 12, 2001

SWAN MAGNETICS, INC.
(A SUBSIDIARY OF INTERNET VENTURE GROUP, INC.)
Consolidated balance sheet as of December 31, 1999
--------------------------------------------------------------------------------

Assets

Cash and cash equivalents                                          $      1,800
--------------------------------------------------------------------------------
Total current assets                                                      1,800
--------------------------------------------------------------------------------
Total assets                                                       $      1,800
================================================================================

Liabilities and shareholders' equity (deficit)

Notes payable                                                      $  7,884,485
Notes payable to lenders of the Legal Defense Fund                      816,628
Accrued interest                                                      2,220,556
Accounts payable                                                      2,456,395
Accrued compensation and employee benefits                            1,559,263
Other accrued expenses                                                   29,000
--------------------------------------------------------------------------------
Total current liabilities                                            14,966,327
--------------------------------------------------------------------------------

Commitments and contingencies (Notes 5 and 6)

Shareholders' deficit

Convertible preferred stock, no par value;
        40,000,000 shares authorized;
        11,136,018 shares issued and outstanding
        (liquidation value of $30,118,640)                           16,941,468
Common stock, no par value;
        100,000,000 shares authorized;
        33,754,112 shares issued and outstanding                      2,226,974
Additional paid-in capital                                              177,137
Accumulated deficit                                                 (34,310,106)
--------------------------------------------------------------------------------
Total shareholders' deficit                                         (14,964,527)
--------------------------------------------------------------------------------
Total liabilities and shareholders' deficit                        $      1,800
================================================================================

                     See independent accountants' report and
            accompanying notes to consolidated financial statements.

SWAN MAGNETICS, INC.
(A SUBSIDIARY OF INTERNET VENTURE GROUP, INC.)
Consolidated statement of operations for the year ended December 31, 1999
--------------------------------------------------------------------------------

General and administrative costs                                     $  110,249
Engineering and development                                              24,000

--------------------------------------------------------------------------------

Operating loss                                                          134,249
Lawsuit legal costs                                                     760,200
Interest expense                                                        840,346

--------------------------------------------------------------------------------

Net loss                                                             $1,734,795

================================================================================

                     See independent accountants' report and
            accompanying notes to consolidated financial statements.

SWAN MAGNETICS, INC.
(A SUBSIDIARY OF INTERNET VENTURE GROUP, INC.)
Consolidated statement of shareholders' deficit for the year ended December 31, 1999
-----------------------------------------------------------------------------------------------------------------------------------
                            Convertible preferred stock           Common stock            Additional                       Total
                           ------------------------------  ---------------------------     paid-in     Accumulated    shareholders'
                              Shares            Amount      Shares           Amount        capital       deficit         deficit
-----------------------------------------------------------------------------------------------------------------------------------
December 31, 1998             11,136,018      $16,941,468   23,554,112     $2,124,974    $177,137     ($32,575,311)   ($13,331,732)

Issuance of shares at
   $0.01 per share from
   conversion of notes
   payable                                                  10,200,000        102,000                                      102,000

Net loss                                                                                                (1,734,795)     (1,734,795)
-----------------------------------------------------------------------------------------------------------------------------------
December 31, 1999             11,136,018      $16,941,468   33,754,112     $2,226,974    $177,137     ($34,310,106)   ($14,964,527)
===================================================================================================================================

                                               See independent accountants' report and
                                      accompanying notes to consolidated financial statements.

                                                                 4

SWAN MAGNETICS, INC.
(A SUBSIDIARY OF INTERNET VENTURE GROUP, INC.)
Consolidated statement of cash flows for the year ended December 31, 1999
--------------------------------------------------------------------------------

Cash flows from operating activities:
        Net loss                                                    ($1,734,795)
        Adjustments to reconcile net loss
           to net cash used by operating activities:
               Changes in assets and liabilities:
                 Accrued interest                                       817,167
                 Other accrued expenses                                  29,000

--------------------------------------------------------------------------------

Net cash used by operating activities                                  (888,628)

--------------------------------------------------------------------------------

Cash flows from financing activities:
        Borrowings under notes payable                                  888,628

--------------------------------------------------------------------------------

Net cash provided by financing activities                               888,628

--------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                          -

Cash and cash equivalents at beginning of year                            1,800

--------------------------------------------------------------------------------

Cash and cash equivalents at end of year                            $     1,800

================================================================================

Noncash investing and financing activities:
        Note converted to common stock                              $   102,000


                     See independent accountants' report and
            accompanying notes to consolidated financial statements.

                              SWAN MAGNETICS, INC.
                 (A Subsidiary of Internet Venture Group, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1999
                                -----------------


NOTE 1 - THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES:

         Swan Magnetics, Inc. (the Company) was incorporated in California in 1984. The Company was formed to develop, manufacture and distribute advanced test equipment used in the design and production of rigid disk drives, recording heads and recording media used in computer systems in both domestic and international markets. The Company began in 1996 to develop a removable mass storage flexible disk drive and entered into a strategic alliance to market, manufacture and distribute this drive. Also in 1996, the Company entered into a joint development agreement with a Japanese company and in 1997 entered into a letter of intent for a joint venture with a U.S. company. In the subsequent months the Japanese company began to assert that it had rights to the technology that was being developed and filed a lawsuit against the Company in December 1998 in an attempt to gain exclusive rights to the technology. As a result of this activity, it became impossible for the Company to complete and commercialize the technology and in late 1998, the Company ceased normal operations. In May 1999, the Board of Directors formally suspended its remaining activities except for two contractors who remained to preserve the Company's technology and maintain corporate records.

         In May 1999, all of the shareholders of the Company were invited to participate in providing loans to the Company to be used in establishing the Swan Legal Defense Fund (LDF) in order to pursue litigation against the Japanese company. Certain of the Company's shareholders elected to participate in the LDF and provided loans to the Company to pay for the costs of litigation. These loans aggregated approximately $817,000 through December 31, 1999 (see note 6). As a result of this litigation, effective April 12, 2000, the Company entered into a Settlement Agreement and Release with the Japanese company that resulted in a payment by the Japanese company of $25 million, termination of the joint development agreement, release of all obligations between the Company and the Japanese company and surrender of the Series F preferred stock that had been acquired by the Japanese company. In addition, the Company granted to the Japanese company a worldwide, non-transferable, fully paid-up, royalty-free (except as provided for under the agreement), nonexclusive license under the Company's rights in and to all technology owned by the Company as of April 12, 2000 to develop, make, have made, use, import, market, sell, offer to sell and distribute high-capacity flexible-media magnetic storage drives, media and components using the technology. The Japanese company also granted to the Company a similar license for any technology that it owned related to specific products. Royalty payments are required by the Japanese company for any products shipped by them prior to April 14, 2001.

         Subsequent to the completion of the litigation, the Company entered into a research and development arrangement (see Note 6) and is involved in completing documentation of its disk drive and media manufacturing process and development of a related pilot production line. It is the Company's intention to sell or license this technology to a buyer.

         Shareholders of the Company representing approximately 88% of the Company's common stock, and all preferred stock as if converted to common stock, have entered into a Private Exchange Memorandum with Internet Venture Group, Inc. (IVG) effective June 28, 2000 for the sale of their shares to IVG. The transaction closed on September 28, 2000. IVG is a public Internet holding company whose mission is to acquire, develop and launch business-to-business and business-to-consumer Internet properties and e-commerce suitable brick-and-mortar companies transitioning to the Internet, into stand alone public companies through stock exchange acquisition transactions, private equity financing and initial public offerings of target company securities. This acquisition by IVG will be accounted for as a purchase.

         A decision related to the future business direction of the Company has not yet been determined.

ESTIMATES -

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION -

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany transactions and balances have been eliminated.

CASH EQUIVALENTS -

         The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of deposits in a single bank.

STOCK-BASED COMPENSATION -

         The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board (APB) Opinion No. 25 "Accounting for Stock Issued to Employees," and Financial Accounting Standards Board Interpretation No. 28 (FIN No. 28), "Accounting or Stock Appreciation Rights and Other Variable Stock Option or Award Plans," and complies with the disclosure provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force (EITF) No. 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

NOTE 2 - NOTES PAYABLE:

         At December 31, 1999, the Company had a total of $7,884,485 in notes payable outstanding, all of which was in default and due on demand. Of this amount, $1,462,985 bears interest at 10% per year, $705,000 bears interest at 9% per year $2,000,000 bears interest at 8.5% per year, $1,690,000 bears interest at 8.0% per year, $465,000 bears interest at 6% per year and $1,561,500 bears interest at 1.5% per year.

NOTE 3 - SHAREHOLDERS' DEFICIT:

CONVERTIBLE PREFERRED STOCK -

         The Company is authorized to issue up to 40,000,000 shares of convertible preferred stock, which is designated and outstanding at December 31, 1999 as follows:

                                           Shares
                               ------------------------------
                               Designated         Outstanding          Amount

         Series A                 900,000            900,000        $   120,000
         Series B                 891,141            891,141            322,000
         Series C                 927,000            927,000            596,440
         Series D               4,500,000          3,666,000          2,595,935
         Series E               2,400,000          2,400,000          1,856,956
         Series F               5,000,000          1,337,000          6,403,502
         Series G               2,000,000          1,014,877          5,046,635
                              ------------       ------------       ------------

                               16,618,141         11,136,018        $16,941,468
                              ============       ============       ============

         The rights, preferences and privileges of the Series A, B, C, D, E, F and G preferred stockholders are as follows:

DIVIDEND RIGHTS -

         Dividends are noncumulative and payable only upon declaration by the Board of Directors at a rate of $0.046 per share for Series A preferred stock, $0.132 per share for Series B preferred stock, $0.14 per share for Series C preferred stock, $0.05 per share of Series D preferred stock, $0.05 per share for Series E preferred stock, no dividend rights for the Series F holders unless declared by the Board of Directors and $0.05 per share for Series G preferred stock. No distributions will be made on any share of Series A preferred stock until holders of Series B preferred stock have been paid. No distributions will be made on any share of Series C preferred stock until holders of Series A and B preferred stock have been paid. No distributions will be made on any share of Series D preferred stock until holders of Series A, B and C preferred stock have been paid. No distribution will be paid on any Series E preferred stock until holders of Series A, B, C, and D stock have been paid. No distribution will be paid on any Series F preferred stock until holders of Series A, B, C, D and E stock have been paid. No distribution will be paid on any Series G preferred stock until holders of Series A, B, C, D, and E stock have been paid.

LIQUIDATION PREFERENCE -

         Holders of Series A shares have a liquidation preference of $0.40 per share plus any declared but unpaid dividends over Series C and common shareholders. Holders of Series B shares have a liquidation preference of $1.10 per share plus any declared but unpaid dividends over Series A and C and common shareholders. Holders of Series C shares have a liquidation preference of $2.00 per share plus any declared but unpaid dividends over Series D and common shareholders. Holders of Series D shares have a liquidation preference of $2.50 per share plus any declared but unpaid dividends over that of common shareholders. Holders of Series E shares have a liquidation preference of $2.50 per share plus any declared but unpaid dividends over that of common shareholders. Holders of Series F shares have a liquidation preference of $5.00 per share plus any declared and unpaid dividends over that of common stockholders and after payment of distributions to the holders of Series A, B, C, D and E preferred stock. Holders of Series G shares have a liquidation preference of $5.00 per share plus any declared and unpaid dividends over that of common stockholders and after payment of distributions to the holders of Series A, B, C, D, E, and F preferred stock.

CONVERSION RIGHTS -

         Each share of preferred stock is convertible into one share of common stock at the option of the holder, subject to adjustment to protect against dilution. Preferred stock automatically converts upon 1) the effectiveness of a public offering in which the gross offering proceeds exceed $1,000,000 and the offering price exceeds $1.00 per share (except that Series E, F and G preferred stock automatically convert upon the effectiveness of a public offering in which the gross proceeds exceed $1,000,000 and the offering price exceeds $2.00 per share) or 2) upon the vote or written consent of at least two-thirds of the number of outstanding shares of each series of preferred stock (voting separately as a class), approving the conversion of the preferred stock into common stock (except that Series A and B do not have this feature).

         In connection with the acquisition by IVG, all of the Series A and more than two-thirds of the Series C, E and F preferred stock were converted to common and, therefore, all preferred stock in these series have been converted. For Series B, D and G preferred stockholders, only those holders who tendered their shares for IVG shares have been converted.

VOTING -

         The preferred shareholders have voting rights equal to common shares on an "as converted" basis. In addition, notwithstanding the above, Series G preferred stockholders may exclusively elect one director to the Board of Directors. Series F preferred stockholders will have no voting rights except as otherwise required by law.

COMMON STOCK RESERVED -

         The Company is authorized to issue up to 100,000,000 shares of common stock. Common stock reserved at December 31, 1999 consists of the following:

         Conversion of preferred stock                               11,136,018
         Exercise of warrants                                         3,141,143
                                                                  --------------

                                                                     14,277,161
                                                                  ==============

WARRANTS -

         Warrants issued and outstanding at December 31, 1999 consist of the following:

                                 Common          Series D           Series G
                                  stock       preferred stock    preferred stock
                                  -----       ---------------    ---------------

Balance at December 31, 1998    2,762,518        150,000                265,375

Expired                                                                 (36,750)
                                ----------     ----------        ---------------

Balance at December 31, 1999    2,762,518        150,000                228,625
                                ==========     ==========        ===============

         The outstanding common stock warrants at December 31, 1999 are substantially exercisable at $1.67 per share, except for 150,000 shares, which are exercisable at $0.17 per share. None of the warrants have been exercised through of December 31, 1999. The warrants expire through 2003.

         The Series D preferred stock warrants outstanding at December 31, 1999 were surrendered at the time of the IVG acquisition. In return, the Company agreed to provide the warrant holder with 20,000 restricted shares of common stock of IVG.

         The outstanding Series G preferred stock warrants are exercisable at $0.03 per share. None of the warrants have been exercised through December 31, 1999. The warrants expire through 2006.

STOCK OPTIONS -

         In August 1997, the Board of Directors authorized the adoption of the 1997 Stock Option Plan (the 1997 Plan) and reserved 3,000,000 shares of common stock for issuance there under. The 1997 Plan replaced the 1994 Incentive Stock Option Plan 1994 and a nonqualified stock option plan (the 1994 Plans). Upon adoption of the 1997 Plan, no additional options were granted under the 1994 plans.

         As a result of the drastic reduction and eventual suspension of the Company's operations, all previously granted and outstanding options issued under the 1997 Plan and the 1994 Plans were cancelled by December 31, 1999.

         Under the 1997 Plan, options may be granted at prices not less than the fair market value of the Company's stock (as determined by the Board of Directors) at the grant date. Options generally vest at a rate of 25% per six-month period and terminate the earlier of five years from date of issuance or 60 days after employment termination. Options that terminate without being exercised may be reissued.

NOTE 4 - INCOME TAXES:

         There is no income tax benefit for 1999 as a result of the net loss for that period and a full valuation allowance on deferred tax assets.

         As of December 31, 1999, the Company had remaining federal net operating loss carryforwards of approximately $26.5 million. The net operating loss carryforwards will expire at various dates from 2012 through 2023, if not utilized.

         As a result of an ownership change at the time of the IVG acquisition, utilization of the net operating losses will be subject to an annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986.

         As of December 31, 1999, the Company had deferred tax assets of approximately $11.2 million. Due to the Company's lack of earnings history and uncertainty of the nature of future operations, the net deferred tax assets have been fully offset by a valuation allowance. Deferred tax assets relate primarily to net operating loss carryforwards.

NOTE 5 - COMMITMENTS AND CONTINGENCY:

         The Company occupies a facility which is leased on a month to month basis at $5,000 per month. The lease is with a company controlled by a relative of the Company's president.

         In addition to the facility, the Company leases a storage facility for $3,000 per month on a month-to-month basis.

         Total rent expense for the Company's facilities was approximately $96,000 in 1999.

         In connection with the settlement with the Japanese company, a shareholder of the Company has asserted that he has a claim against the settlement in the amount of approximately $1 million for services he asserts were rendered to the Company during the litigation process. The Company believes that this potential claim is without merit and whatever services might have been rendered were not at the request of the Company. No amount has been accrued in the financial statements related to this matter.

NOTE 6 - SUBSEQUENT EVENTS:

SWAN LEGAL DEFENSE FUND AND SETTLEMENT OF LITIGATION -

         In order to provide funds to continue the litigation with a Japanese company, as described in Note 1, the Company established the LDF. Certain shareholders of the Company, who agreed to participate in the LDF, entered into a loan and security agreement with the Company. The loans were initially contributed to a separate bank account which was subject to an agency agreement. Under the agency agreement, payments were made by the LDF but were restricted to payment of the Company's legal costs and fees related to the litigation and, in addition, costs associated with preserving the Company's technology and its corporate standing. Contributions to the LDF remained the property of the lender until the funds were paid by the agent on behalf of the Company. At the time of the disbursement by the agent, the contributions were then deemed to be a loan to the Company in the same amount as the disbursements. The secured promissory note agreements were for one year, with a due date of May 14, 2000, and bore interest at 8% on the amounts that became deemed loans. Under this agreement, a total of approximately $817,000 was deemed loans at December 31, 1999 and approximately an additional $683,000 during 2000.

         The loan agreements also contained provisions for the allocation of proceeds from the settlement of the litigation, as follows:

         a. First, to pay any and all unpaid attorneys' fees, costs and other expenses of litigating the lawsuit, including any fees that were calculated on a contingency basis;

         b. Next, to reimburse the loans made to the Company through the LDF, including all unpaid principal and accrued interest, from any award of attorneys' fees and costs, to the extent that any payments had been made from the proceeds of the loans for attorneys' fees and costs;

         c. Next, to repay the loans made to the Company, including all unpaid principal and accrued interest, for any other payments made from the loans pursuant to the agency agreement; and

         d. Next, of the remaining amount, 25% was paid to the lenders and the balance was paid to the Company.

         Based on these settlement terms, the $25 million from the settlement was allocated approximately $5.4 million to pay for additional legal fees and costs, approximately $1.6 million for repayment of the loans and accrued interest and approximately $4.5 million for the lenders share of the remaining proceeds. In addition, a liability to the Japanese company at the time of the settlement in the amount of approximately $86,000 and the amount paid by them for Series F preferred stock in the amount of $3 million, were also included in the settlement proceeds.

         A summary of the net settlement proceeds from the litigation is approximately as follows:

                  Settlement cash                                 $ 25,000,000
                  Series F preferred stock                           3,000,000
                  Liability to Japanese company                         86,000
                  Total legal and litigation costs                  (6,154,000)
                  Additional payments to note
                     holders on litigation settlement               (4,523,000)
                                                                  -------------

                                                                  $ 17,409,000
                                                                  =============

EXTINGUISHMENT OF DEBT AND LONG-TERM NOTE PAYABLE -

         The Company negotiated settlements of certain loans and accounts payable and related accrued interest during 2000 in connection with the distribution of funds received from the settlement of its litigation with a Japanese company. As a result, the Company will recognize an extraordinary gain of approximately $4.5 million in 2000 as a result of settling these obligations. Certain accounts payable were settled by the Company's payment of an amount less than the full liability with an agreement that if the check was cashed by the vendor, it would constitute payment in full of the obligation. Where such checks have been cashed, the Company will record an extraordinary gain equal to the remaining liability. The Company has also been successful in negotiating repayment of all but one note payable at less than their face amount. The amount of the debt and related accrued interest forgiven will also be recorded as an extraordinary gain in the 2000 statement of operations. Loans from one company were settled in June 2000 by payment of a stipulated amount and forgiveness of all the remaining balance and accrued interest, except for $1,500,000. The Company entered into a new loan agreement for this remaining amount, all payable on or before June 8, 2003 with interest at 8% per annum. The loan requires that the principle amount of the note be deposited in a segregated interest bearing account on behalf of the note holder.

         Also, the one note not settled at less than its face amount is a $1 million convertible secured promissory note payable. This note is collateralized by all tangible and intangible assets of the Company, and bears interest at 10% per annum. The Company is currently attempting to negotiate a settlement with the note holder in an amount that would be less than the principal and accrued interest. There can be no assurance that the Company will be successful in these negotiations. The conversion feature of the note expired at its maturity date.

RELATED PARTY NOTES RECEIVABLE -

         During 2000 and 2001, the Company loaned IVG a total of $2.2 million. Each note bears interest at 8% per annum and is due three years from the date of the note. One of the notes for $1 million is convertible, at the option of the Company, into 500,000 shares of common stock of IVG at any time after July 18, 2001. The note also allows the accrued interest to be converted to common stock of IVG.

RESEARCH AND DEVELOPMENT AGREEMENT -

         In November 2000, the Company entered into a research and development agreement with iTVR, Inc. to further develop technology intended to record, play back and time-shift certain broadband electronic transmission events such as live television, video email, and music videos. The initial development fee of $250,000 was paid in 2000. The agreement required iTVR to provide certain deliverables prior to December 31, 2000 and, upon completion of an evaluation of those deliverables, to determine whether to provide additional funding. As a result of this evaluation, an additional development fee of $500,000 was made to iTVR in January 2001. The agreement also requires the Company to use its best efforts to pursue additional financing for iTVR of up to $2 million. The initial funding of $250,000 was convertible into 2 million shares of common stock of iTVR within 60 days of the completion of the initial development phase. In addition, the additional development fee of $500,000 was convertible into 1 million shares of common stock of iTVR and a cashless warrant to acquire an additional 1 million shares of common stock at no additional cost if an additional investment of at least $2 million is arranged for by the Company. The Company exercised its conversion rights related to the $750,000 funding and received 3 million shares of stock of iTVR in February 2001. The additional $2 million financing, if acquired, will also be convertible into 2.5 million shares of common stock of iTVR by the lender.


SWAN MAGNETICS, INC.
CONSOLIDATED BALANCE SHEETS

                                                                                   (Unaudited)
                                                                                    June 30,
                                                                                      2000
                                                                                 ----------------
ASSETS
CURRENT ASSETS
     Cash and cash equivalents                                                   $     7,443,733
                                                                                 ----------------
                                             Total current assets                      7,443,733

NON-CURRENT ASSETS
     Restricted cash                                                                   1,500,000
                                                                                 ----------------
                                             Total non-current assets                  1,500,000
                                                                                 ----------------
                                                       Total assets              $     8,943,733
                                                                                 ================

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
     Notes payable                                                               $     3,255,000
     Accrued interest                                                                    809,101
     Accounts payable                                                                  1,480,756
     Income taxes payable                                                                150,000
     Other accrued expenses                                                              139,953
                                                                                 ----------------
                                             Total current liabilities                 5,834,810

LONG-TERM DEBT                                                                         1,500,000
                                                                                 ----------------
                                             Total liabilities                         7,334,810

SHAREHOLDERS' EQUITY (DEFICIT)
  Convertible preferred stock, no par value; 40,000,000 shares authorized
   10,536,018 shares issued and outstanding                                           13,941,468
  Common stock, no par value; 100,000,000 shares authorized
   33,754,112 shares issued and outstanding                                            2,226,974
  Additional paid in capital                                                             177,137
  Accumulated deficit                                                                (14,736,656)
                                                                                 ----------------
                 Total shareholders' equity (deficit)                                  1,608,923
                                                                                 ----------------
                 Total liabilities and shareholders' equity (deficit)            $     8,943,733
                                                                                 ================

See accompanying note.


SWAN MAGNETICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT


                                                                       (Unaudited)
                                                                        Six Months
                                                                      Ended June 30,
                                                                          2000
                                                                   -------------------
General and administrative costs                                   $          (37,565)
Legal and litigation costs                                                 (6,135,444)
Additional payments to note holders on litigation settlement               (4,522,873)
Settlement of lawsuit, net of costs                                        28,085,796
Interest expense                                                             (445,491)
Interest income                                                                85,995
                                                                   -------------------
Income prior to extraordinary gain                                         17,030,418
Extraordinary gain:
Extinguishment of debt                                                      2,693,032
                                                                   -------------------
Income before provision for income taxes                                   19,723,450
Income taxes                                                                 (150,000)
                                                                   -------------------
Net income                                                                 19,573,450

Accumulated deficit at beginning of period                                (34,310,106)
                                                                   -------------------
Accumulated deficit at end of period                               $      (14,736,656)
                                                                   ===================

See accompanying note.

SWAN MAGNETICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                (Unaudited)
                                                                Six Months
                                                               Ended June 30,
                                                                   2000
                                                           --------------------

OPERATING ACTIVITIES
Net (loss) income                                          $        19,573,450
Adjustments to reconcile net income to net cash
   provided by operating activities:
         Accounts payable                                            1,480,756
         Accrued interest                                              809,101
         Income taxes payable                                          150,000
         Other accrued expenses                                        139,953
                                                           --------------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                 22,153,260

FINANCING ACTIVITIES
Restricted cash                                                     (1,500,000)
Payments on borrowings                                               1,755,000
                                                           --------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                              255,000
                                                           --------------------
INCREASE IN CASH                                                    22,408,260
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                         1,800
                                                           --------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                 $        22,410,060
                                                           ====================


See accompanying note.


SWAN MAGNETICS. INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

Six Months Ended June 30, 2000 (Unaudited)
                                                        Convertible preferred stock        Common stock      Additional
                                                        --------------------------  ------------------------  paid-in    Accumulated
                                          Total          Shares         Amount        Shares       Amount     capital      Deficit
                                      ---------------------------------------------------------------------------------------------

December 31, 1999                        (14,964,527)   11,136,018     16,941,468   33,754,112    2,226,974   177,137  (34,310,106)
Shares retired in connection with
     settlement with Japanese company     (3,000,000)     (600,000)    (3,000,000)
Net income for six months ended
     June 30, 2000                        19,573,450                                                                    19,573,450
                                      ---------------------------------------------------------------------------------------------
June 30, 2000                         $    1,608,923    10,536,018   $ 13,941,468   33,754,112  $ 2,226,974 $ 177,137 $(14,736,656)
                                      =============================================================================================




See accompanying note.

NOTE 1 - INTERIM PERIOD REPORTING:

         While the information presented in the accompanying consolidated financial statements is unaudited, it includes all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary to present fairly the financial position, cash flows, results of operations, and changes in financial position of Swan Magnetics, Inc. as of the date and for the period indicated.

         Certain information and footnote disclosures normally contained in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these consolidated financial statements be read in conjunction with the financial statements of Swan Magnetics, Inc. contained in the Company's Form 8-K/A for the year ended December 31, 1999 filed on October 13, 2000. The results of operations for the interim period presented is not necessarily indicative of the operating results of the full year.